Exhibit 99.1

FOR IMMEDIATE RELEASE

ENNIS, INC. REPORTS RESULTS FOR THE

QUARTER ENDED AUGUST 31, 2024 AND DECLARES QUARTERLY DIVIDEND AND SPECIAL DIVIDEND

Midlothian, TX. September 23, 2024 -- Ennis, Inc. (the “Company”), (NYSE: EBF), today reported financial results for the second quarter ended August 31, 2024. Highlights include:

•
Revenues were $99.0 million for the quarter compared to $106.8 million for the same quarter last year, a decrease of $7.8 million or 7.3%.
•
Earnings per diluted share for the current quarter were $0.40 compared to $0.42 for the comparative quarter last year.
•
Our gross profit margin for the quarter was 30.1% compared to 31.0% for the comparative quarter last year.

Financial Overview

The Company’s revenues for the second quarter ended August 31, 2024 were $99.0 million compared to $106.8 million for the same quarter last year, a decrease of $7.8 million, or 7.3%. Gross profits totaled $29.8 million for a gross profit margin of 30.1%, as compared to $33.1 million, or 31.0%, for the same quarter last year. Net earnings for the quarter were $10.3 million, or $0.40 per diluted share, as compared to $10.9 million, or $0.42 per diluted share for the same quarter last year.

The Company’s revenues for the six-month period ended August 31, 2024 were $202.1 million compared to $218.1 million for the same period last year, a decrease of $16.0 million or 7.3%. Gross profit margin was $60.7 million, or 30.0%, as compared to $67.1 million, or 30.8% for the six-month periods ended August 31, 2024 and August 31, 2023, respectively. Net earnings for the six-month period ended August 31, 2024 were $21.0 million, or $0.80 per diluted share compared to $22.5 million, or $0.87 per diluted share for the same period last year.

Keith Walters, Chairman, Chief Executive Officer and President, commented by stating, “Our results for the quarter met our expectations as larger macroeconomic conditions have softened demand and caused greater competition on price. During periods of reduced demand like we are currently experiencing, we carefully monitor and manage our costs in order to maintain our strong profit margins. Thus, while sales decreased from the same quarter last year, the Company’s EBITDA margin improved slightly to 18.6% of sales compared to 18.5% of sales during last year’s second quarter.

"During the current quarter, we completed the acquisition of Printing Technologies, Inc (PTI). located in Indianapolis, Indiana. PTI is a leading manufacturer of innovative media solutions used in all types of printing technologies including direct thermal, thermal transfer, ink jet, dot matrix and laser. This acquisition continues to strengthen our production capabilities and diversify our product offerings to enable us to better serve our broad customer base. We will continue to explore acquisitions that make sense and hunt for new sales in new markets and new channels.

"We believe we have one of the strongest balance sheets in the industry, with no debt and significant cash. Our profitability and strong financial condition will allow us to continue operations and fund acquisitions without incurring debt. Given those strengths, we also anticipate timely access to credit should larger acquisition opportunities materialize. We continue to focus on delivering profitability and returns to our shareholders."

Reconciliation Non-GAAP Measure

To provide important supplemental information to both management and investors regarding financial and business trends used in assessing its results of operations, from time to time the Company reports the non-GAAP financial measure of EBITDA (EBITDA is calculated as net earnings before interest expense, tax expense, depreciation, and amortization). The Company may also report adjusted gross profit margin, adjusted earnings and adjusted diluted earnings per share, each of which is a non-GAAP financial measure.

Management believes that these non-GAAP financial measures provide useful information to investors as a supplement to reported GAAP financial information. Management reviews these non-GAAP financial measures on a regular basis and uses them to evaluate and manage the performance of the Company’s operations. Other companies may calculate non-GAAP financial measures differently than the Company, which limits the usefulness of the Company’s non-GAAP measures for comparison with these other companies. While management believes the Company’s non-GAAP financial measures are useful in evaluating the Company, when this information is reported it should be considered as supplemental in nature and not as a substitute or an alternative for, or superior to, the related financial information prepared in accordance with GAAP. These measures should be evaluated only in conjunction with the Company’s comparable GAAP financial measures.

The following table reconciles EBITDA, a non-GAAP financial measure, for the three-and six months ended August 31, 2024 and 2023 to the most comparable GAAP measure, net earnings (dollars in thousands).

	Three months ended		Six months ended
	August 31,	August 31,	August 31,	August 31,
	2024	2023	2024	2023
Net earnings	$10,308	$10,910	$20,995	$22,545
Income tax expense	3,909	4,373	7,963	8,898
Interest expense	—	—	—	—
Depreciation and amortization	4,187	4,497	8,430	8,841
EBITDA (non-GAAP)	$18,404	$19,780	$37,388	$40,284
% of sales	18.6%	18.5%	18.5%	18.5%

In Other News

On September 20, 2024 the Board of Directors declared a quarterly cash dividend of 25.0 cents per share on the Company’s common stock. The Board of Directors also approved a one-time special dividend of $2.50 per share. Regarding the Board’s approval of the special dividend, Keith Walters, Chairman, Chief Executive Officer and President, commented by stating, “The Board’s approval of a special dividend of $2.50 per share allows the shareholders to further share in the Company’s accumulated profits. At the same time, given the Company’s lack of debt, ample cash reserves, and strong free cash flow, the Company still has the necessary cash resources for its operations, capital investments and the continued funding of its ongoing acquisitions program.” The ordinary dividend and special dividend are both payable on November 8, 2024 to shareholders of record on October 11, 2024.

About Ennis

Founded in 1909, the Company is one of the largest private-label printed business product suppliers in the United States. Headquartered in Midlothian, Texas, Ennis has production and distribution facilities strategically located throughout the USA to serve the Company’s national network of distributors. Ennis manufactures and sells business forms, other printed business products, printed and electronic media, integrated forms and labels, presentation products, flex-o-graphic printing, advertising specialties, internal bank forms, plastic cards, secure and negotiable documents, specialty packaging, direct mail, envelopes, tags and labels and other custom products. For more information, visit www.ennis.com.

Safe Harbor under the Private Securities Litigation Reform Act of 1995

Certain statements that may be contained in this press release that are not historical facts are forward-looking statements that involve a number of known and unknown risks, uncertainties and other factors that could cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievement expressed or implied by such forward-looking statements. The words “anticipate,” “preliminary,” “expect,” “believe,” “intend” and similar expressions identify forward-looking statements. The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for such forward-looking statements. In order to comply with the terms of the safe harbor, the Company notes that a variety of factors could cause actual results and experience to differ materially from the anticipated results or other expectations expressed in such forward-looking statements. These statements are subject to numerous uncertainties, which include, but are not limited to, the erosion of demand for our printer business documents as the result of digital technologies, risk or uncertainties related to the completion and integration of acquisitions, and the limited number of available suppliers and variability in the prices of paper and other raw materials. Other important information regarding factors that may affect the Company’s future performance is included in the public reports that the Company files with the Securities and Exchange Commission, including but not limited to, its Annual Report on Form 10-K for the fiscal year ending February 29, 2024. The Company does not undertake, and hereby disclaims, any duty or obligation to update or otherwise revise any forward-looking statements to reflect events or circumstances occurring after the date of this release, or to reflect the occurrence of unanticipated events, although its situation and circumstances may change in the future. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The inclusion of any statement in this release does not constitute an admission by the Company or any other person that the events or circumstances described in such statement are material.

For Further Information Contact:

Mr. Keith S. Walters, Chairman, Chief Executive Officer and President

Ms. Vera Burnett, Chief Financial Officer

Mr. Dan Gus, General Counsel and Secretary

Ennis, Inc.

2441 Presidential Parkway

Midlothian, Texas 76065

Phone: (972) 775-9801

Fax: (972) 775-9820

www.ennis.com

Ennis, Inc.
Unaudited Condensed Consolidated Financial Information
(In thousands, except share and per share amounts)

	Three months ended		Six months ended
Condensed Consolidated Operating Results	August 31,	August 31,	August 31,	August 31,
	2024	2023	2024	2023
Net sales	$99,038	$106,760	$202,146	$218,054
Cost of goods sold	69,259	73,661	141,463	150,914
Gross profit	29,779	33,099	60,683	67,140
Selling, general and administrative	16,557	18,341	33,727	36,684
Loss from disposal of assets	39	52	43	52
Income from operations	13,183	14,706	26,913	30,404
Other income	(1,034)	(577)	(2,045)	(1,039)
Earnings before income taxes	14,217	15,283	28,958	31,443
Income tax expense	3,909	4,373	7,963	8,898
Net earnings	$10,308	$10,910	$20,995	$22,545

Weighted average common shares outstanding
Basic	26,009,876	25,886,058	26,015,195	25,858,154
Diluted	26,054,499	26,050,983	26,156,161	26,010,739

Earnings per share
Basic	$0.40	$0.42	$0.81	$0.87
Diluted	$0.40	$0.42	$0.80	$0.87

			August 31,	February 29,
Condensed Consolidated Balance Sheet Information			2024	2024
Assets
Current assets
Cash			$99,977	$81,597
Short-term investments			22,655	29,325
Accounts receivable, net			43,729	47,209
Inventories, net			41,742	40,037
Prepaid expenses			4,256	3,214
Total Current Assets			212,359	201,382
Property, plant & equipment, net			54,805	54,965
Operating lease right-of-use assets, net			8,386	9,827
Goodwill and intangible assets, net			130,824	132,676
Other assets			440	340
Total Assets			$406,814	$399,190
Liabilities and Shareholders’ Equity
Current liabilities
Accounts payable			$14,293	$11,846
Accrued expenses			15,662	17,541
Current portion of operating lease liabilities			3,940	4,414
Total Current Liabilities			33,895	33,801
Other non-current liabilities			14,550	15,548
Total liabilities			48,445	49,349
Shareholders' equity			358,369	349,841
Total Liabilities and Shareholders' Equity			$406,814	$399,190

			Six months ended
			August 31,
Condensed Consolidated Cash Flow Information			2024	2023
Cash provided by operating activities			$34,941	$34,934
Cash used in investing activities			(1,777)	(15,640)
Cash used in financing activities			(14,784)	(12,922)
Change in cash			18,380	6,372
Cash at beginning of period			81,597	93,968
Cash at end of period			$99,977	$100,340